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                                                                   EXHIBIT 10.25

                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into effective as of January 5, 1997, between MULTIPLE ZONES INTERNATIONAL, INC., a Washington corporation ("Employer"), and JOHN E. DEFEO ("Employee").

                                R E C I T A L S

         A. Employer is engaged in the business of direct marketing of microcomputer products (the "Business").

         B. Employee is currently a member of Employer's Board of Directors, and his experience, ability and knowledge are valuable to Employer.

         C. Employer desires to hire Employee, and Employee is willing to become an employee of Employer, upon the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement, Employer and Employee agree as follows:

         .1.     EMPLOYMENT.  Employee shall become an employee of Employer upon the terms and conditions set forth in this Agreement. During the term of this Agreement, Employee agrees to serve as President and Chief Executive Officer of Employer as well as Vice-Chairman of Employer's Board of Directors (the "Board"), and to perform such duties as from time to time may reasonably be assigned to Employee by the Board. The Board shall have the power to direct, control and supervise (a) the services that Employee is to perform under this Agreement, (b) the means and manner by which Employee will perform such services, and (c) the time for performing such services; PROVIDED, HOWEVER, that the Board shall not impose employment duties or constraints of any kind that would require Employee to violate any law, statute, ordinance, rule or regulation now or hereafter in effect.

         .2.     TERM.  The term of this Agreement shall commence as of January
5, 1997, and, subject to earlier termination under the other express provisions of this Agreement, shall terminate on December 31, 2001; PROVIDED, HOWEVER, that, if a Change of Control (as defined in Section 9.2) shall occur prior to the termination of this Agreement, this Agreement shall, subject to earlier termination under the other express provisions of this Agreement, terminate on the later of (a) December 31, 2001, or (b) eighteen (18) months following the effective date of the Change of Control.

         .3.     PERFORMANCE OF SERVICES.  Employee shall diligently and
competently devote substantially all of his business time, attention and energies to the performance of his duties under this Agreement and shall exert his best efforts to further the business of Employer, to preserve for the benefit of Employer the goodwill of Employer's customers and those who have business





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relationships with Employer, and to comply with all laws, statutes, ordinances, rules and regulations known to him relating to the services provided by him under this Agreement; PROVIDED, that Employer agrees that Employee shall be entitled to fulfill his preexisting commitments to (a) perform consulting services for third parties and fulfill other commitments for an aggregate of fifteen (15) days in January, February and March 1997, and (b) serve as an outside member of the Board of Directors of XYPoint, Inc. and Novacom Inc., and potentially of Metawave Communications Corporation, Glenayre Inc. or CyberFone.

         .4.     COMPENSATION

                 .4.1.    Employer shall pay to Employee base compensation at a
rate of Three Hundred Fifty Thousand Dollars ($350,000) for calendar year 1997, and thereafter at a rate of Four Hundred Thousand Dollars ($400,000) per year, payable in periodic installments in accordance with Employer's payroll policies from time to time in effect for personnel at Employee's level. Employer shall be entitled to deduct from the amounts owed Employee under this Agreement any amounts that Employer is required by applicable federal, state or local law to withhold therefrom on account of employment, income or other taxes.

                 .4.2.    Employee shall be entitled to participate in
Employer's Management Incentive Plan, as it may be amended or terminated from time to time in the sole discretion of the Board.

                 .4.3.    Employer shall, simultaneously with the execution of
this Agreement, grant to Employee an option to purchase up to 643,476 shares of Employer's Common Stock (which is equal to 5% of the number of shares of Employer's Common Stock outstanding on the date of this Agreement), in the form of and on the terms and conditions set forth in that certain Stock Option Agreement appended hereto as Exhibit A. The Company hereby agrees to include the approval of the granting of such option on the formal agenda for its next annual meeting of shareholders, and to exercise its best efforts to obtain shareholder approval thereof at such meeting. It shall be an express requirement of the employment relationship created hereunder that, in accordance with RCW 23B.07.220(4)(d), Employee shall receive irrevocable proxies from holders of a majority of the Company's outstanding shares, conveying to him the right to vote their shares in favor of a resolution to approve the granting of said option.

                 .4.4.    After the end of each calendar year following which
this Agreement remains in effect, the Board or its Compensation Committee shall review the performance of Employee within sixty (60) days after completion of Employer's audited financial statements for that year. Based on such review, the Board or its Compensation Committee shall consider in good faith whether or not to (a) increase Employee's base compensation (it being understood that the increase to $400,000 described in Section 4.1 above has been previously so approved), (b) award Employee performance bonuses in addition to those payable under the Management Incentive Plan, and/or (c) grant additional stock options to Employee. The determination of the Board or its Compensation Committee on these matters shall be final and binding on Employee.





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         .5.     VACATIONS AND BENEFITS

                 .5.1.    During each calendar year during the term of this
Agreement, Employee shall be entitled to vacation time of not less than four
(4) weeks, during which time Employee's base compensation under Section 4.1 shall be paid in full. Vacation benefits shall accrue and be utilized by Employee in accordance with Employer's policies from time to time in effect for personnel at Employee's level.

                 .5.2. During each calendar year during the term of this Agreement, Employee shall also be entitled to devote up to five (5) working days to business and professional education, during which time Employee's base compensation under Section 4.1 shall continue to be paid in full. Employer agrees to reimburse Employee for his reasonable costs incurred in this connection (including, without limitation, the costs of tuition, travel, lodging and meals), in an amount not to exceed Five Thousand Dollars ($5,000) in each such calendar year.

                 .5.3. Employee shall continue to be entitled to the fringe benefits applicable generally to full-time employees of Employer at Employee's level, subject to any changes to such benefits that are hereafter adopted by the Board, and, at all times during the term of this Agreement, such fringe benefits shall in the aggregate be at least as favorable as the most favorable fringe benefit package provided to any other employee of Employer. Such fringe benefits currently include (a) group term life insurance; (b) medical, dental and vision insurance; (c) six (6) paid holidays per year; and (d) qualified 401(k) retirement plan.

         .6.     EXPENSES.  Employee is authorized to incur reasonable expenses for promoting the business of Employer, including expenses for automobile, meals, travel and other similar items, subject to such policies of Employer relating to business expenses as are from time to time in effect for personnel at Employee's level. Employer agrees to reimburse Employee for all such authorized expenses upon the presentation by Employee, from time to time, of an itemized accounting for such expenditures. Employer further agrees to reimburse Employee for his annual membership fees in YPO or YPOA, and Columbia Tower Club, in an aggregate amount not to exceed $5,000.

         .7.     TERMINATION OF AGREEMENT PRIOR TO END OF TERM

                 .7.1.    Employer shall have the right to terminate this
Agreement for "cause," which for purposes of this Agreement shall be limited to
(a) repeated refusals to carry out directions of the Board with regard to material matters reasonably consistent with Employee's duties as President and Chief Executive Officer; (b) knowing violation of a state or federal law involving the commission of a crime against Employer or a felony; (c) misuse of alcohol or controlled substances, misrepresentation, deception, fraud or dishonesty materially injurious to Employer; and (d) any act or omission in willful disregard of the interests of Employer that substantially impairs Employer's goodwill, business or reputation and that, if susceptible of being cured, is not cured by Employee within thirty (30) days following receipt from Employer of a written demand detailing with reasonable specifity the act or omission of which Employer complains. A failure by Employee, because of illness or other incapacity, to render the services contemplated by this Agreement shall not constitute cause.





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                 .7.2.    Employer shall have the right to terminate this
Agreement if Employee fails, because of illness or other incapacity, to render the services contemplated by this Agreement for a period of one hundred twenty
(120) consecutive days or any series of shorter periods aggregating one hundred fifty (150) days in any consecutive period of twelve (12) months.

                 .7.3.    Employer shall have the right to terminate this
Agreement at any other time, without "cause," for any other reason or for no reason.

                 .7.4.    In order to terminate this Agreement under Section
7.1, 7.2 or 7.3, Employer shall deliver a written notice to Employee that specifies Employer's election to terminate this Agreement, the provision of this Agreement providing Employer the right to terminate, and the effective date of termination, which shall not be earlier than the date of delivery of the notice.

                 .7.5.    Employee shall have the right to terminate this
Agreement, effective upon delivering written notice thereof to Employer, upon the occurrence of a material breach of this Agreement by Employer that is not cured within thirty (30) days after Employee delivers to Employer a written demand to cure such breach.

                 .7.6.    Employee shall have the right to terminate this
Agreement at any time for any reason or for no reason, upon giving Employer not less than ninety (90) days' advance written notice thereof.

                 .7.7.    This Agreement shall automatically terminate upon the
death of Employee.

         .8.     EFFECT OF TERMINATION

                 .8.1.    If Employer terminates this Agreement under Section
7.3, or if Employee terminates this Agreement for Good Reason (as defined in Section 9.3) within eighteen (18) months following a Change of Control or pursuant to Section 7.5, Employer shall continue to pay Employee base compensation under Section 4.1, calculated at the rate in effect on the effective date of termination and paid at the times the compensation would have been paid if Employee had remained employed by Employer, for a period of twelve
(12) months following the effective date of termination. If Employee is determined by a court of competent jurisdiction to have violated the provisions of Section 17 or 18, the obligation of Employer to continue such payments of base compensation shall terminate and Employee shall be obligated to promptly repay to Employer all such payments made after the date of such violation.

                 .8.2.    If this Agreement terminates at the end of the term
provided for in Section 2 or for any other reason, Employer shall promptly make a cash payment to Employee in lieu of accrued but unused vacation calculated based on his rate of base compensation in effect on the effective date of termination.

                 .8.3.    If this Agreement terminates at the end of the term
provided for in Section 2 or for any other reason, then (a) the employment of Employee shall terminate upon the effective date of termination; and (b) except as expressly provided in this Section 8 or in Section 10 through





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Section 21 or as otherwise required by applicable law (i) neither party shall thereafter have any further rights, duties or obligations under this Agreement, but each party shall remain liable and responsible to the other for all obligations and duties hereunder relating to any period prior to the effective date of termination; and (ii) no salary, compensation, severance benefits or other amounts shall be paid to Employee, under this Agreement or otherwise, with respect to any period subsequent to the effective date of such termination, or with respect to the employment of Employee by Employer, whether before or after the execution of this Agreement.

         .9.     CHANGE OF CONTROL

                 .9.1.    If this Agreement is terminated by Employer, other
than pursuant to Section 7.1 or Section 7.2, within a period of eighteen (18) months following a Change in Control, or if Employee terminates this Agreement for Good Reason during such period, then, in addition to continuation of payments of base compensation and any payment in lieu of accrued vacation to which Employee is entitled under Section 8, the parties agree that (a) all options or other rights to acquire Common Stock or other equity securities of Employer or any successor corporation then held by Employee shall immediately and automatically vest and become exercisable in full as to all such Common Stock and other equity securities subject thereto, (b) all restrictions with respect to outstanding shares of such Common Stock and other equity securities under any plans, agreements or other documents evidencing the options and other rights or pursuant to which the options and other rights were granted (other than restrictions on transfer under federal and applicable state securities laws), including but not limited to contractual restrictions on transfer, rights of repurchase or first refusal in favor of Employer or any successor corporation and restrictions on certificates for such Common Stock and other equity securities (other than restrictions on certificates designed to ensure compliance with federal and applicable state securities laws) shall automatically terminate, and (c) such options and other rights shall remain exercisable until a period of eighteen (18) months has elapsed following the Change of Control or until the respective dates provided for exercise of such options and other rights under any plans, agreements and other documents by which they are evidenced, whichever is later, notwithstanding any term or provision to the contrary in any plans, agreements or other documents evidencing the options and other rights or pursuant to which the options and other rights were granted.

                 .9.2.    For purposes of this Agreement, "Change of Control"
shall be limited to:

                          (a) Any of the following transactions consummated
with the approval, recommendation or authorization of the Board:

                                  (1)  any merger, consolidation, statutory or
         contractual share exchange, or other transaction to which the Employer or any of its affiliates or shareholders is a party if, immediately following the transaction, the persons who held Common Stock (or securities convertible into Common Stock) immediately prior to the transaction hold less than a majority of the combined Common Equity (as defined in Exhibit A attached hereto) of Employer (or if, pursuant to the transaction, shares of Common Stock are changed or converted into or exchanged for, in whole or part,





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         securities of another corporation or entity, the combined Common
         Equity of that corporation or entity);

                                  (2)  any liquidation or dissolution of
         Employer; and

                                  (3)  any sale, lease, exchange or other
         transfer not in the ordinary course of business (in one transaction or a series or related transactions) of all, or substantially all, of the assets of Employer; or

                          (b)  Any transaction (or series of related
         transactions), consummated without the approval, recommendation or authorization of the Board, in which any person, corporation or other entity (including any "person" as defined in Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act")) purchases any Common Stock (or securities convertible into Common Stock), pursuant to a tender offer or a request or invitation for tenders (as those terms are defined in Section 14(d)(1) of the Exchange Act) or otherwise, and thereafter is the "beneficial owner" (as that term is defined in Rule 13d-3 under the Exchange Act) of securities of Employer representing at least fifty percent (50%) of the combined Common Equity of Employer.

                 .9.3.    For purposes of this Agreement, "Good Reason" shall
be limited to the happening within a period of eighteen (18) months following a Change in Control of one of the following without Employee's express written consent:

                          (a) A material reduction in the level of Employee's responsibilities for Employer in comparison to the level thereof at the time of the Change of Control;

                          (b) The assignment to Employee of a job title that is not of comparable prestige and status within the industry as Employee's job title at the time of the Change of Control;

                          (c) The assignment to Employee of any duties inconsistent with Employee's position with Employer at the time of the Change of Control, other than pursuant to Employee's promotion by Employer;

                          (d)  A material reduction in Employee's salary level;

                          (e) A material reduction in the overall level of employee benefits or perquisites available to Employee at the time of the Change of Control or Employee's right to participate therein, unless such reduction is nondiscriminatory as to Employee;

                          (f) Employer's requiring Employee to be based anywhere more than fifty (50) miles from the business location to which Employee normally reported for work at the time of the Change of Control, other than for required travel in connection with the business of Employer not significantly greater than Employee's business travel obligations at the time of the Change of Control; or





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                          (g)  Any of the foregoing events and conditions
         occurring prior to the Change of Control which Employee reasonably demonstrates was at the request of a third party or otherwise arose in connection with or in anticipation of the Change of Control.

         .10.    INDEMNIFICATION

                 .10.1.   SCOPE.  Employer agrees to hold harmless and
indemnify Employee to the fullest extent permitted by law against any Damages (as defined in Section 10.4) incurred by Employee with respect to any Proceeding (as defined in Section 10.5) to which Employee is or is threatened to be made a party or witness, notwithstanding that such indemnification is not specifically authorized by this Agreement, Employer's Articles of Incorporation ("Articles") or Bylaws, the Washington Business Corporation Act (the "Statute") or otherwise. Such right to indemnification shall be without regard to the limitations in RCW 23B.08.510 through 23B.08.550; PROVIDED, HOWEVER, that Employee shall have no right to indemnification on account of (a) acts or omissions of Employee finally adjudged to be intentional misconduct or a knowing violation of law; (b) conduct of Employee finally adjudged to be in violation of RCW 23B.08.310; or (c) any transaction with respect to which it is finally adjudged that Employee personally received a benefit in money, property or services to which Employee was not legally entitled. In the event of any change, after the date of this Agreement, in any applicable law, statute or rule regarding the right of a Washington corporation to indemnify a member of its board of directors or an officer, such changes, to the extent that they would expand Employee's rights hereunder, shall be within the scope of Employee's rights and Employer's obligations hereunder, and, to the extent that they would narrow Employee's rights hereunder, shall be excluded from this Agreement; PROVIDED, HOWEVER, that any change that is required by applicable laws, statutes or rules to be applied to this Agreement shall be so applied regardless of whether the effect of such change is to narrow Employee's rights hereunder.

                 .10.2.   PROCEEDINGS RELATING TO FAILURE TO DISCHARGE DUTIES.
The indemnification and other rights and benefits provided to Employee by this Agreement shall apply fully with respect to any Proceeding in which it is claimed or adjudicated that Employee is liable to Employer by reason of having failed to discharge the duties of Employee's office, which claims and liabilities are hereby released; PROVIDED, HOWEVER, that the foregoing indemnification and release obligations of Employer shall have no application with respect to claims and liabilities by or to Employer to the extent that they are based upon or arise out of Employee's actions or omissions described in clauses (a), (b) or (c) of Section 10.1. Nothing in this Agreement shall limit the right of Employer to terminate this Agreement on account of acts or omissions of Employee that constitute cause under Section 7.1, regardless of whether or not Employee is released by this Section 10.2 from liability to Employer on account thereof.

                 .10.3. NONEXCLUSIVITY. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Employee may be entitled under Employer's Articles or Bylaws, any vote of shareholders or disinterested directors, the Statute or otherwise, whether as to actions or omissions by Employee in Employee's official capacity or otherwise.

                 .10.4.   INCLUDED COVERAGE.  If Employee is made a party (or
is threatened to be made a party) to, or is otherwise involved (including, but not limited to, as a witness) in any





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Proceeding, Employer shall hold harmless and indemnify Employee from and against any and all losses, claims, damages and liabilities incurred in connection with such Proceeding, including but not limited to attorneys' fees, judgments, fines, ERISA excise taxes or penalties, amounts paid in settlement and other expenses (collectively, "Damages").

                 .10.5.   DEFINITION OF PROCEEDING.  For purposes of this
Agreement, "Proceeding" shall mean any actual, pending, threatened or completed action, suit, claim or proceeding (whether civil, criminal, administrative or investigative and whether formal or informal) in which Employee is, has been or becomes involved by reason of the fact that Employee is or has been an officer, director, employee or agent of Employer or that, being or having been such an officer, director, employee or agent, Employee is or was serving at the request of Employer as an officer, director, employee, trustee or agent of another corporation or of a partnership, joint venture, trust or other enterprise (collectively, a "Related Company"), including but not limited to service with respect to any employee benefit plan, whether the basis of such action, suit, claim or proceeding is alleged action or omission by Employee in an official capacity as an officer, director, employee, trustee or agent or in any other capacity while serving as an officer, director, employee, trustee or agent; PROVIDED, HOWEVER, that "Proceeding" shall not include any action, suit, claim or proceeding instituted by or at the direction of Employee unless such action, suit, claim or proceeding is or was authorized by the Board.

                 .10.6.   NOTIFICATION.  Promptly after receipt by Employee of
notice of the commencement of any Proceeding, Employee will, if a claim in respect thereof is to be made against Employer under this Agreement, notify Employer of the commencement thereof (which notice shall be in the form of Exhibit B hereto); PROVIDED, HOWEVER, that failure to so notify Employer will relieve Employer from any liability that it may otherwise have to Employee under this Agreement only if and to the extent that such failure can be shown to have prejudiced Employer's ability to defend the Proceeding.

                 .10.7.   DETERMINATION OF ENTITLEMENT.  If a determination of
Employee's entitlement to indemnification is required pursuant to RCW 23B.08.550 or a successor statute or pursuant to other applicable law, the appropriate decision maker shall make such determination; PROVIDED, HOWEVER, that (a) Employee shall initially be presumed in all cases to be entitled to indemnification, and (b) unless Employer shall deliver to Employee written notice of a determination that Employee may not be entitled to indemnification within twenty (20) days after Employer's receipt of Employee's notice pursuant to Section 10.6, Employee shall conclusively be deemed to be entitled to such indemnification and Employer hereby agrees not to assert otherwise. Employee may establish a conclusive presumption of any fact necessary to such a determination by delivering to Employer a declaration made under penalty of perjury that such fact is true.

                 .10.8.   SURVIVAL.  The indemnification and release provided
under this Agreement shall apply to any and all Proceedings, notwithstanding that Employee has ceased to be an officer, director, employee, trustee or agent of Employer or a Related Company or that this Agreement has terminated.





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         .11.    EXPENSE ADVANCES

                 .11.1.   GENERALLY.  The right to indemnification conferred by
Section 10 shall include the right to have Employer pay Employee's attorneys' fees and other expenses in any Proceeding as such expenses are incurred and in advance of such Proceeding's final disposition (such right is referred to hereinafter as an "Expense Advance").

                 .11.2.   CONDITIONS TO EXPENSE ADVANCE.  Employer's obligation
to provide an Expense Advance is subject to the following conditions:

                          (a)     UNDERTAKING.  If the Proceeding arose in
connection with Employee's service as an officer and/or director of Employer (and not in any other capacity in which Employee rendered service, including but not limited to service to any Related Company), then Employee hereby undertakes and agrees, in accordance with RCW 23B.08.530, to repay all Expense Advances if and to the extent that it shall ultimately be determined, by a final decision not subject to appeal rendered by a court having proper jurisdiction, that Employee is not entitled to be indemnified for such Expense Advance under this Agreement or otherwise.

                          (b)     COOPERATION.  Employee shall give Employer
such information and cooperation as Employer may reasonably request.

                          (c)     AFFIRMATION.  If required under applicable
law, Employee shall furnish a written affirmation of Employee's good faith belief that Employee has met all applicable standards of conduct.

         .12.    PROCEDURES FOR ENFORCEMENT

                 .12.1.   ENFORCEMENT.  If a claim for indemnification made by
Employee hereunder is not paid in full within thirty (30) days, or a claim for an Expense Advance made by Employee hereunder is not paid in full within fifteen (15) days, after written notice of such claim is delivered to Employer, Employee may, but need not, at any time thereafter bring suit against Employer to recover the unpaid amount of the claim (an "Enforcement Action").

                 .12.2.   PRESUMPTIONS IN ENFORCEMENT ACTION.  In any
Enforcement Action the following presumptions (and limitations on presumptions) shall apply:

                          (a)     Employer shall conclusively be presumed to
have entered into this Agreement and assumed the obligations imposed hereunder in order to induce Employee to serve or to continue to serve as an officer and director of Employer;

                          (b)     Neither (i) the failure of Employer
(including but not limited to the Board, independent or special legal counsel or Employer's shareholders) to make a determination prior to the commencement of the Enforcement Action that indemnification of Employee is proper in the circumstances nor (ii) an actual determination by Employer, the Board, independent or special legal counsel or Employer's shareholders that Employee is not entitled to indemnification





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shall be a defense to the Enforcement Action or create a presumption that
Employee is not entitled to indemnification hereunder; and

                          (c)     If Employee is or was serving as an officer,
director, employee, trustee or agent of a corporation of which a majority of the shares entitled to vote in the election of its directors is held by Employer or in an executive or management capacity in a partnership, joint venture, trust or other enterprise of which Employer or a wholly-owned subsidiary of Employer is a general partner or has a majority ownership, then such corporation, partnership, joint venture, trust or enterprise shall conclusively be deemed a Related Company and Employee shall conclusively be deemed to be serving such Related Company at the request of Employer.

                 .12.3.   ATTORNEYS' FEES AND EXPENSES FOR ENFORCEMENT ACTION.
If Employee is required to bring an Enforcement Action, Employer shall hold harmless and indemnify Employee against all of Employee's attorneys' fees and expenses in bringing and pursuing the Enforcement Action (including but not limited to attorneys' fees at any stage, and on appeal); PROVIDED, HOWEVER, that Employer shall not be required to provide such indemnification for such fees and expenses if a court of competent jurisdiction determines in a judgment from which there is no appeal that any of the material assertions made by Employee in such Enforcement Action were not made in good faith or were frivolous.

         .13.    DEFENSE OF CLAIM.  With respect to any Proceeding as to which
Employee has provided notice to Employer pursuant to Section 10.6:

                 .13.1.   Employer may participate therein at its own expense.

                 .13.2.   Employer, jointly with any other indemnifying party
similarly notified, may assume the defense thereof, with counsel reasonably satisfactory to Employee. After notice from Employer to Employee of its election to so assume the defense thereof, Employer shall not be liable to Employee under this Agreement for any legal fees or other expenses (other than reasonable costs of investigation) subsequently incurred by Employee in connection with the defense thereof unless (a) the employment of counsel by Employee or the incurring of such expenses has been authorized by Employer, (b) Employee shall have reasonably concluded that there may be a conflict of interest between Employer and Employee in the conduct of the defense of such Proceeding, or (c) Employer shall not in fact have employed counsel to assume the defense of such Proceeding, in each of which cases the legal fees and other expenses of Employee shall be at the expense of Employer. Employer shall not be entitled to assume the defense of a Proceeding brought by or on behalf of Employer or as to which Employee shall have reached the conclusion described in clause (b) above.

                 .13.3.   Employer shall not be liable for any amounts paid in
settlement of any Proceeding effected without its written consent.

                 .13.4.   Employer shall not settle any Proceeding in any
manner which would impose any penalty or limitation on Employee without Employee's written consent.





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                 .13.5.   Neither Employer nor Employee will unreasonably
withhold its or his consent to any proposed settlement of any Proceeding.

         .14.    MAINTENANCE OF D&O INSURANCE

                 .14.1.   Subject to Section 14.3 below, during the period (the
"Coverage Period") beginning as soon as practicable following the date of this Agreement and ending not less than four (4) years following the time Employee is no longer serving as either an officer or director of Employer or any Related Company or, if later, such time as Employee shall no longer be reasonably subject to any possible Proceeding, Employer shall maintain a directors' and officers' liability insurance policy ("D&O Insurance") in full force and effect, providing in all respects coverage at least comparable to and in similar amounts as that obtained by other comparable companies.

                 .14.2.   Under all policies of D&O Insurance, Employee shall
during the Coverage Period be named as an insured in such a manner as to provide Employee the same rights and benefits, subject to the same limitations, as are accorded to Employer's officers or directors most favorably insured by such policy, and each insurer under a policy of D&O Insurance shall be required to provide Employee written notice at least thirty (30) days prior to the effective date of termination of the policy.

                 .14.3.   Employer shall have no obligation to obtain or
maintain D&O Insurance if the Board determines in good faith that such insurance is not reasonably available, the premium costs for such insurance are disproportionate to the amount of coverage provided, or the coverage provided by such insurance is so limited by exclusions as to provide an insufficient benefit.

                 .14.4.   It is the intention of the parties in entering into
this Agreement that the insurers under the D&O Insurance, if any, shall be obligated ultimately to pay any claims by Employee which are covered by D&O Insurance, and nothing herein shall be deemed to diminish or otherwise restrict Employer's or Employee's right to proceed or collect against any insurers under D&O Insurance or to give such insurers any rights against Employer or Employee under or with respect to this Agreement, including but not limited to any right to be subrogated to Employer's or Employee's rights hereunder, unless otherwise expressly agreed to by Employer and Employee in writing. The obligation of such insurers to Employer and Employee shall not be deemed reduced or impaired in any respect by virtue of the provisions of this Agreement.

                 .14.5.   Employer shall be subrogated to Employee's rights
under D&O Insurance with respect to claims for Damages and Expense Advances that have been paid to Employee under this Agreement.

         .15.    LIMITATIONS ON INDEMNIFICATION; MUTUAL ACKNOWLEDGMENT

                 .15.1.   LIMITATION ON INDEMNITY.  No indemnification pursuant
to this Agreement shall be provided by Employer:





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
                          (a)     On account of any suit in which a final,
unappealable judgment is rendered against Employee for an accounting of profits made from the purchase or sale by Employee of securities of Employer in violation of the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto; or

                          (b)     For Damages or Expense Advances that have
been paid directly to Employee by an insurance carrier under a policy of D&O Insurance or other insurance maintained by Employer.

                 .15.2.   MUTUAL ACKNOWLEDGMENT.  Employer and Employee
acknowledge that, in certain instances, federal law or public policy may override applicable state law and prohibit Employer from indemnifying Employee under this Agreement or otherwise. For example, Employer and Employee acknowledge that the Securities and Exchange Commission (the "SEC") has taken the position that indemnification is not permissible for liabilities arising under certain federal securities laws, and federal legislation prohibits indemnification for certain ERISA violations. Furthermore, Employee understands and acknowledges that Employer has undertaken or may be required in the future to undertake with the SEC to submit for judicial determination the issue of Employer's power to indemnify Employee in certain circumstances.

         .16.    SEVERABILITY.  Nothing in Section 10 through Section 15 is intended to require or shall be construed as requiring Employer to take or fail to take any action in violation of applicable law. Employer's inability to perform its obligations under this Agreement pursuant to court order shall not constitute a breach of this Agreement. The provisions of Section 10 through
Section 15 shall be severable, as provided in Section 23.6. If a court of competent jurisdiction should decline to enforce any of the provisions of
Section 10 through Section 15, Employer and Employee agree that such provisions shall be deemed to be reformed to provide Employee indemnification by Employer to the maximum extent permitted by the other portions of Section 10 through
Section 15 that are not unenforceable.

         .17.    CONFIDENTIALITY

                 .17.1.   Employee agrees to treat all Proprietary Information
(as that term is defined in Section 17.4) as confidential and as proprietary to Employer. Except to the extent necessary in connection with the discharge of his duties as an employee of Employer, Employee agrees not to directly or indirectly disclose to or discuss with anyone, use, reproduce or publish any Proprietary Information, either during or within a period of two (2) years after the end of his employment by Employer, unless Employee first secures the written permission of Employer.

                 .17.2.   Promptly following the end of his employment by
Employer, Employee agrees to deliver to Employer all originals, and copies in the control or possession of Employee, of any and all writings, records, journals, data or other objects or documents that describe, depict, contain or record any Proprietary Information. All such items shall be sufficiently identified, and accompanied with sufficient explanation, to render such items useful to Employer in the conduct of its business.

                 .17.3.   The restrictions in Section 17.1 shall not apply to
Proprietary Information--

                          (a)     that becomes part of the public domain
through no act, omission or fault of Employee; or

                          (b) that is in the possession of Employee at the time of disclosure by Employer, as shown by Employee's files and records prior to disclosure; or

                          (c) that Employee is legally required to disclose by statute or regulation or in connection with any litigation, arbitration or other legal proceeding, including pursuant to a subpoena or similar document, PROVIDED, HOWEVER, that Employee shall use his best efforts to immediately notify Employer as soon as Employee becomes aware of the need for such disclosure; or

                          (d) that has been independently developed by Employee.

                 .17.4.   As used in this Section 17, the term "Proprietary
Information" shall mean any and all information, not publicly known, that relates to the business activities of Employer and that has been or is hereafter disclosed, or otherwise has become or hereafter becomes known, to Employee during the term of or in connection with his employment by Employer, whether before or after the execution of this Agreement.

         .18.    NONCOMPETITION; NONSOLICITATION.  Employee will perform
services which have a unique value to Employer and which, if used in competition with Employer, could cause serious and irreparable harm to Employer. Employee will develop goodwill for Employer through personal contact with customers, suppliers, licensees and others who have business relationships with Employer. This goodwill, which is a proprietary asset of Employer, may follow Employee after his employment with Employer terminates. Accordingly, Employee agrees that for a period of two (2) years following the effective date of termination of Employee's employment with Employer for any reason, other than a termination of this Agreement by Employee for Good Reason within eighteen (18) months following a Change of Control or a termination of this Agreement by Employee pursuant to Section 7.5, Employee will not, unless he secures the prior written permission of Employer, directly or indirectly:

                 (a) be employed by, act as the agent for, or consult with or otherwise perform services for a Competitor (as defined below);

                 (b) own any equity interest in, manage or participate in the management (as an officer, director, partner, member or otherwise) of, or be connected in any other manner with, a Competitor; PROVIDED, HOWEVER, that nothing in this Agreement shall restrict Employee from owning less than one percent (1%) of the equity interests of any publicly held entity; or

                 (c) induce or attempt to induce any employee, officer, director, agent, independent contractor, consultant, customer, supplier or other service provider of Employer or any of its subsidiaries or licensees to terminate its relationship with, or cease providing services or products to, or purchasing products from, Employer or any of its subsidiaries or licensees.

For purposes of this Agreement, the term "Competitor" means any individual or entity that is directly or indirectly engaged, or is known to Employee to be preparing to engage, in direct marketing of microcomputer products or in any other business which is competitive with any business in which Employer is engaged, or is known to Employee to be preparing to engage, at the time Employee's employment with Employer terminates. Employee acknowledges and agrees that due to the nature of the Business, there is no geographical limitation on the restrictions set forth in this Section 18. Employer and Employee agree and stipulate that, in light of all of the facts and circumstances of the relationship that exists and is expected to exist between Employer and Employee, the covenants not to compete in this Section 18 (including but not limited to the scope of the restricted activities and the duration and lack of geographic extent of such restrictions) are fair and reasonably necessary for the protection of the goodwill and other protectable interests of Employer. If a court of competent jurisdiction should decline to enforce any of the provisions of this Section 18, Employer and Employee agree that such provisions shall be deemed to be reformed to restrict Employee's ability to compete with Employer to the maximum extent, in time, scope of activities, and geography, that the court shall find enforceable.

         .19.    NONDISPARAGEMENT.  Upon termination of Employee's employment relationship hereunder, Employer and Employee agree that, unless otherwise legally required to do so, they will each at all times thereafter refrain from discussing the circumstances relating to such termination and from disparaging, or describing in a negative light, the performance, capabilities, services, business practices, or ethics of the other (or of the officers, directors or controlling shareholders of the other).

         .20.    RIGHT TO INJUNCTION/COSTS OF ENFORCEMENT.  Employee
acknowledges that Employer will suffer immediate and irreparable harm that will not be compensable by damages alone in the event Employee repudiates or breaches Section 17, 18 or 19 or threatens or attempts to do so. In the event of any such breach or any threatened or attempted breach, Employee agrees that Employer, in addition to and not in limitation of any other rights, remedies or damages available to it at law or in equity, shall be entitled to obtain temporary, preliminary and permanent injunctions to prevent or restrain any such breach, and Employer shall not be required to post a bond as a condition for the granting of such relief.

         .21.    SECURITIES LAW MATTERS.

                 .21.1.   Employer agrees to include the shares of Common Stock
that are subject to issuance under the attached Stock Option Agreement in a SEC registration filed by Employer promptly (and in any event no later than ninety
(90) days) after the date of this Agreement.

                 .21.2.   With respect to future public offerings of Employer's
Common Stock registered under the Securities Act of 1933, whether or not Employee is participating as a selling shareholder in such offering, Employee agrees to execute and abide by a "market stand-off" agreement with the managing underwriter(s) of such offering, under which Employee will agree that any shares of Employer's Common Stock held by him (other than shares being sold in such registered offering) shall not (except to the extent permitted by and in accordance with the procedures prescribed in such stand-off agreement) be sold, transferred or otherwise disposed of pursuant to SEC Rule 144 or
Section 4(1) of the Securities Act of 1933 during the period beginning on the effective date of such registered offering and ending on the earlier of (i) the termination of such stand-off agreement in accordance with its terms or (ii) six months after the closing date of such registered offering; PROVIDED, that Employee shall be obligated to execute and abide by such a stand-off agreement only if and to the extent that (i) the managing underwriter(s) of such offering expressly so request, and (ii) in connection with such registered offering, all of Employer's executive officers, directors and principal shareholders have also executed stand-off agreements containing substantially the same terms and restrictions.

         .22.    NOTICES.  To be effective, any notice hereunder shall be in writing, delivered in person, via facsimile machine (with confirmation copy mailed by certified or registered mail, postage prepaid), sent by documented overnight delivery service, or mailed by certified or registered mail, postage prepaid, to the appropriate party at the addresses set forth below, or to such other address as the parties may hereinafter designate. All such notices and other written communications shall be effective (a) if delivered, upon delivery, (b) if by facsimile machine, upon transmission with confirmation of receipt by the receiving party's facsimile terminal, (c) if sent by documented overnight delivery service, on the date delivered or (d) if mailed, three (3) days after mailing --

                 If to Employer, to:

                          Multiple Zones International, Inc.
                          707 South Grady Way
                          Renton, Washington 98055-3233
                          Attn:  General Counsel

                 If to Employee, to:

                          John E. DeFeo
                          10900 NE 4th Street, Suite 2300
                          Bellevue, WA 98004

         .23.    MISCELLANEOUS.

                 .23.1.    This Agreement shall be binding upon and inure to
the benefit of Employer, its successors and assigns. This Agreement shall be binding upon Employee and his heirs, personal and legal representatives, and guardians, and shall inure to the benefit of Employee. Neither this Agreement nor any part hereof or interest herein shall be assignable by Employee.

                 .23.2.    The terms and provisions of this Agreement may only
be modified or supplemented by a written instrument duly executed by each party hereto.

                 .23.3.    This Agreement shall be governed by and enforced and
construed in accordance with the laws of the State of Washington.

                 .23.4.    The prevailing party in any action to enforce its
rights under this Agreement shall recover from the other party its reasonable attorneys' fees and costs, including any fees and costs incurred upon appeal.

                 .23.5.   This Agreement, together with the Exhibits hereto,
sets forth the entire, integrated understanding and agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior or contemporaneous agreements or understandings, written or oral, between Employer and Employee, including, without being limited to, all existing agreements between Employer and Employee pertaining to the performance of consulting services for Employer on a fee basis (it being understood that outstanding invoices for consulting services heretofore rendered are not hereby terminated).

                 .23.6.   If any provision of this Agreement, on its face or as
applied to any person or circumstance, is or becomes unenforceable to any extent and is not reformed pursuant to this Agreement, the remainder of this Agreement and the application of the provision to any other person, circumstance or extent, shall not be affected, and this Agreement shall continue in force.

                 .23.7.   Each of the parties hereto shall have the right to
waive compliance in a particular circumstance with a covenant set forth in this Agreement, but no such waiver shall operate as a waiver of compliance with such covenant in any other circumstance or as a waiver of compliance with any other covenant set forth in this Agreement. In any event, no such waiver shall be deemed effective unless it is in writing and signed by the party so waiving.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement effective as of the day and year first set forth above.


"Employer"                                 MULTIPLE ZONES
                                           INTERNATIONAL, INC.



                                           By _____________________________
                                               Sadrudin J. Kabani, Chairman

"Employee"

                                            ______________________________
                                            John E. DeFeo





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
                                   EXHIBIT B
                           (TO EMPLOYMENT AGREEMENT)

                                NOTICE OF CLAIM


         1. Notice is hereby given pursuant to Section 10.6 of the Employment Agreement (the "Agreement") dated as of January 5, 1997, between MULTIPLE ZONES INTERNATIONAL, INC., a Washington corporation (the "Company"), and the undersigned, of the commencement of a Proceeding, as defined in the Agreement.

         2. The undersigned hereby requests indemnification with respect to the Proceeding by the Company under the terms of the Agreement.

         3.      [Add brief description of the Proceeding.]


         DATED:  ___________________, 199___.



                                      _____________________________________
                                      John E. DeFeo